EXHIBIT 99.1

MILES D. WHITE RESIGNS FROM TRIBUNE BOARD

CHICAGO, Aug. 10, 2007—Tribune Company (NYSE:TRB) today announced that Miles D. White has resigned from its board of directors, effective August 6, 2007.

White, Chairman and CEO of Abbott Laboratories, cited increasing business and civic commitments as reasons for stepping down. White has served as a Tribune Company director since 2005, and was a member of the Compensation & Organization Committee of the board of directors at the time of his resignation.

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TRIBUNE (NYSE:TRB) is one of the country’s top media companies, operating businesses in publishing, interactive and broadcasting. It reaches more than 80 percent of U.S. households and is the only media organization with newspapers, television stations and websites in the nation’s top three markets. In publishing, Tribune’s leading daily newspapers include the Los Angeles Times, Chicago Tribune,Newsday (Long Island, N.Y.), The Sun (Baltimore), South Florida Sun-Sentinel, Orlando Sentinel and Hartford Courant. The company’s broadcasting group operates 23 television stations, Superstation WGN on national cable, Chicago’s WGN-AM and the Chicago Cubs baseball team. Popular news and information websites complement Tribune’s print and broadcast properties and extend the company’s nationwide audience.

MEDIA CONTACT:	INVESTOR CONTACT:
Gary Weitman 312/222-3394 (Office) 312/222-1573 (Fax) gweitman@tribune.com	Ruthellyn Musil 312/222-3787 (Office) 312/222-1573 (Fax) rmusil@tribune.com